©2015Novelis Inc. 1 May 12, 2015 Steve Fisher Interim President and Chief Executive Officer Novelis Q4 Fiscal Year 2015 Earnings Conference Call Exhibit 99.2

©2015Novelis Inc. 2 Safe Harbor Statement Forward-Looking Statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation are statements about capital expenditures for FY16. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim, any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward- looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our level of indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 (and our upcoming Annual Report on Form 10-K for the fiscal year ended March 31, 2015) are specifically incorporated by reference into this presentation.

©2015Novelis Inc. 3 Strengthen the Business Long-term Strategy Remains in Place Grow Recycled Content in our Products Capture Growth in Premium FRP Markets

©2015Novelis Inc. 4 Fiscal Year 2015 Highlights  Grew portfolio of high-recycled content premium products  Record total shipments  Record automotive shipments  Record level of recycled inputs  EBITDA up 2% to $902 million  Free cash flow of $71 million after funding $518 million in capital investments  Net income up 42% to $148 million; net income excluding certain items up 4% to $161 million

©2015Novelis Inc. 5 Captured Demand for Premium Products  Strategic capacity increases and strong contracting ability captured growth and drove record shipments  Short and long-term demand for FRP continues to grow  Continued portfolio shift to premium can, auto and specialty products  Increased production at new automotive finishing lines  Closed the sale of the North American consumer foil plants 0 200 400 600 800 1,000 1,200 South America Asia Europe North America FY15 FY14 11% 1% 5% 6% 3 rd P a rt y S h ip m e n ts K ilo to n n e s ( k t) Grew Shipments in All Regions Grew Premium Products from 83% to 85% 62% 9% 12% 17% 2,895 kt Total FY14 63% 11% 11% 15% 3,050 kt Total FY15 Can Auto Specialty Foil & Other

©2015Novelis Inc. 6 Focused on Executing Automotive Strategy  Strong global automotive FRP expected, led by growth in North America  Launched three new auto finishing lines in the US and China  Auto shipments up 45% in Q4 vs PY  Additional lines under construction in Germany and US on track to begin commissioning end of CY15  Maintain disciplined capital approach Strong Long Standing Customer Partnerships 0 50 100 Quarterly automotive shipments (kt) FY13 FY14 FY15 Oswego

©2015Novelis Inc. 7 Grew Recycled Content to Record Levels Average Recycled Content in Products evercan & evercycle 33% 39% 43% 46% 49% 30% 35% 40% 45% 50% FY10 FY12 FY13 FY14 FY15  Increased average recycled content from 46% to 49% in FY15  Exited the year with a Q4 recycled content rate of 53%  Commercially available sustainable and innovative products  Novelis evercanTM beverage can sheet containing >90% recycled content  Launched Novelis evercycleTM sheet in Q4  New, high-recycled content alloy designed jointly with Jaguar Land Rover for the automotive industry

©2015Novelis Inc. 8 FY15 EBITDA Bridge Costs and less controllable items tempered strategic growth $ Millions 885 144 69 (187) 21 (18) (12) 902 $0 $200 $400 $600 $800 $1,000 $1,200 FY14 Volume Price/Mix Operating costs SG&A and Other Currency Metal price lag FY15 New asset fixed costs Start-up & disruption costs Metal, inflation, other

©2015Novelis Inc. 9 Fourth Quarter Highlights & Challenges  Shipments up 1% to 758kt; Sales up 9% to $2.8 billion  Record automotive shipments up 45%  Negative shipment impact from Logan downtime  Adjusted EBITDA down 20% from $250 million to $201 million  Several net negative impacts YoY in Q4  Metal price lag $37 million  Currency translation and remeasurement $28 million  Q4FY15 Logan outage net of partial insurance $21 million  Excluding these items, EBITDA up 15% year-over-year Q4FY15 vs Q4FY14 Logan disruption behind us but premium & currency volatility remain

©2015Novelis Inc. 10  Currency volatility persists  Sharply declining regional metal premiums Market Influences $250 $300 $350 $400 $450 $500 $550 $600 $650 Jan-15 Feb-15 Mar-15 Apr-15 Local Market Premiums ($/ton) EUR/USD 2.2 2.5 2.8 3.1 3.4 Jan-15 Feb-15 Mar-15 Apr-15 USD/BRL 1.00 1.05 1.10 1.15 1.20 1.25 Jan-15 Feb-15 Mar-15 Apr-15

©2015Novelis Inc. 11  Uncertain market factors to continue  Growing FRP demand but economic uncertainty causing select market softness  Stronger US dollar  Metal premiums rapid return to historic norms  Strategy and operations on track  Focus on operational excellence and increasing productivity of new assets  Further auto shipment growth as production annualizes  Global recycling strategy in place  FY16 capital expenditures of ~$400 million Summary & Outlook Strategic business model is delivering results

©2015Novelis Inc. 12 Questions & Answers

©2015Novelis Inc. 13 Appendix

Income Statement Reconciliation To Adjusted EBITDA

(in $ m)	Q1 FY14	Q2 FY14	Q3 FY14	Q4 FY14	FY14	Q1 FY15	Q2 FY15	Q3 FY15	Q4 FY15	FY15
Net income attributable to our common shareholder	**14**	**23**	**13**	**54**	**104**	**35**	**38**	**46**	**29**	**148**
- Interest, net	(75)	(74)	(74)	(74)	(297)	(80)	(80)	(84)	(76)	(320)
- Income tax (provision) benefit	(3)	(26)	3	15	(11)	(24)	2	(3)	11	(14)
- Depreciation and amortization	(77)	(79)	(91)	(87)	(334)	(89)	(90)	(87)	(86)	(352)
EBITDA	**169**	**202**	**175**	**200**	**746**	**228**	**206**	**220**	**180**	**834**
- Unrealized gain (loss) on derivatives	(12)	4	3	(5)	(10)	1	(1)	12	(12)	-
- Realized gain (loss) on derivative instruments not included in segment income	2	2	2	(1)	5	(1)	-	(3)	(2)	(6)
- Proportional consolidation	(11)	(8)	(11)	(10)	(40)	(8)	(9)	(10)	(6)	(33)
- Restructuring and impairment, net	(9)	(18)	(19)	(29)	(75)	(6)	(7)	(25)	1	(37)
- Loss on sale of fixed assets	(1)	(1)	(2)	(5)	(9)	(1)	(2)	(1)	(1)	(5)
- Gain (loss) on assets held for sale, net	-	-	6	-	6	11	-	12	(1)	22
- Others costs, net	(4)	(5)	(7)	-	(16)	(3)	(5)	(1)	-	(9)
Adjusted EBITDA	**204**	**228**	**203**	**250**	**885**	**235**	**230**	**236**	**201**	**902**
Other income (expense) included in adjusted EBITDA										
- Metal price lag	(2)	3	(7)	24	17	2	9	8	(12)	5
- Foreign currency remeasurement	3	(1)	-	-	2	1	(3)	(4)	(21)	(27)

Explanation of other income (expense) Included in adjusted EBITDA

1) Metal price lag net of related hedges: On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag. We have a risk management program in place to minimize the impact of this "lag".

2) Foreign currency remeasurement net of related hedges: All balance sheet accounts not denominated in functional currency are remeasured every period to the period end exchange rates. This impacts our profitability. Like metal price lag, we have a risk management program in place to minimize the impact of such remeasurement.

©2015Novelis Inc.

14

Not just aluminum, Novelis Aluminum.

©2015Novelis Inc. 15 (in $ m) Q1 FY14 Q2 FY14 Q3 FY14 Q4 FY14 FY14 Q1 FY15 Q2 FY15 Q3 FY15 Q4 FY15 FY15 Cash (used in) provided by operating activities (102) 350 108 346 702 (24) 11 100 517 604 Cash used in investing activities (187) (164) (162) (189) (702) (119) (119) (46) (132) (416) Less: proceeds from sales of assets - (8) (7) (1) (16) (34) - (66) (17) (117) Free cash flow (289) 178 (61) 156 (16) (177) (108) (12) 368 71 Capital expenditures 181 184 157 195 717 138 126 104 150 518 Free cash flow before capital expenditures (108) 362 96 351 701 (39) 18 92 518 589 Free Cash Flow